UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2009
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2009, the Board of Directors of SunPower Corporation, a Delaware corporation (“SunPower”), elected Thomas R. McDaniel to serve as a member of the Board of Directors and on its Audit Committee.  Mr. McDaniel was designated a Class III director under section 3.1 of SunPower's By-Laws, which provides for a classifed Board.  Under the terms of the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, Mr. McDaniel received a grant of 6,600 restricted Stock Units, of which twenty percent will vest on each anniversary of the date of grant until entirely vested by the fifth anniversary of the date of grant.

Item 7.01.	Regulation FD Disclosure.

On February 17, 2009, SunPower issued a press release announcing the election of Mr. McDaniel as a new member of the Board of Directors. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: February 17, 2009	By: /s/ DENNIS V. ARRIOLA
Name: Dennis V. Arriola
Title: Senior Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated February 17, 2009